Exhibit 99.1

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Overstock Appoints New Chief Financial Officer

SALT LAKE CITY - March 17, 2020 - Overstock.com, Inc. (NASDAQ:OSTK) announced today the appointment of Adrianne Lee as its Chief Financial Officer. Lee will assume the role on March 31, 2020 and will oversee all financial aspects of the company, including financial planning and analysis, accounting and financial reporting, and managing tax, treasury, internal audit, and investor relations.

Lee joins Overstock from The Hertz Corporation where she was senior vice president and CFO of the company’s $7 billion North American Rental Car unit. Prior to that, she served as vice president of global financial planning and analysis and corporate development for Hertz. Before joining The Hertz Corporation, Lee led financial planning and analysis for Best Buy’s multi-billion-dollar e-commerce business, and held several roles in finance, strategic planning, accounting and financial reporting, investor relations and audit at PepsiCo, Allianz Life and PricewaterhouseCoopers.

“Adrianne knows how to lead efforts to drive consistent profitable results across a number of industries” said Overstock CEO Jonathan Johnson. “I am excited for her to bring that expertise to our executive team. I look forward to working closely with Adrianne as we execute toward our goals of achieving sustainable profitability in our retail division and accelerating the global adoption of blockchain technology through our Medici Ventures keiretsu.”

“We are tremendously fortunate to have found such a strong executive for our CFO role” said Allison Abraham, chairwoman of Overstock’s board of directors. “Adrianne’s talent and experience will be a strong asset to Overstock and help us achieve our objectives of discipline and focus for 2020.”

“Overstock has been a leader in the world of online shopping since the early days of e-commerce and is poised to have a similar market-shaping impact through its work in developing blockchain technologies,” said Lee. “I’m excited to join the company at a very pivotal time for both areas of the business and am looking forward to being a part of an executive team focused on sustainable growth and innovation.”

About Adrianne Lee:

Adrianne Lee is the Chief Financial Officer for Overstock.com, Inc., overseeing all financial-related matters for the technology and e-commerce leader, including financial planning and analysis, accounting and financial reporting, and managing tax, treasury, internal audit, and investor relations She has experience in high impact financial leadership roles with blue-chip companies including The Hertz Corporation, Best Buy, and PepsiCo.

Prior to joining Overstock, Lee held the role of senior vice president and CFO of Hertz’s North American Rental Car unit, leading a team of 50+ finance professionals responsible for a $7 billion business unit that spans the U.S. and Canada. Before joining The Hertz Corporation, Lee led financial planning and analysis for Best Buy’s multi-billion-dollar e-commerce business, and held several roles in finance, strategic planning, accounting and financial reporting, investor relations and audit at PepsiCo, Allianz Life and PricewaterhouseCoopers.

Lee attended the University of St. Thomas in St. Paul, Minnesota, and received cum laude honors while earning a bachelor’s of arts degree in business administration with a focus on accounting.

For more information and updates on Overstock or its subsidiaries, please visit the company’s Newsroom at https://www.overstock.com/newsroom.

For information on career opportunities, visit https://www.overstock.com/careers.

About Overstock

Overstock.com, Inc Common Shares (NASDAQ:OSTK) / Digital Voting Series A-1 Preferred Stock (Medici Ventures’ tZERO platform:OSTKO) / Series B Preferred (OTCQX:OSTBP) is an online retailer and technology company based in Salt Lake City, Utah. Its leading e-commerce website sells a broad range of new home products at low prices, including furniture, décor, rugs, bedding, home improvement, and more. The online shopping site, which is visited by nearly 40 million customers a month, also features a marketplace providing customers access to millions of products from third-party sellers. Overstock was the first major retailer to accept cryptocurrency in 2014, and in the same year founded Medici Ventures, its wholly owned subsidiary dedicated to the development and acceleration of blockchain technologies to democratize capital, eliminate middlemen, and re-humanize commerce. Overstock regularly posts information about the Company and other related matters on the Newsroom and Investor Relations pages on its website, Overstock.com.

O, Overstock.com, O.com, Club O, Main Street Revolution, and Worldstock are registered trademarks of Overstock.com, Inc. Other service marks, trademarks and trade names which may be referred to herein are the property of their respective owners.

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements include all statements other than statements of historical fact, including but not limited to statements regarding the company’s leadership. Additional information regarding factors that could materially affect results and the accuracy of the forward-looking statements contained herein may be found in the Company's Form 10-Q for the quarter ended September 30, 2019, which was filed with the SEC on November 12, 2019, and any subsequent filings with the SEC.

SOURCE: Overstock.com, Inc.